Exhibit 5.1
November 14, 2005
Introgen Therapeutics, Inc.
301 Congress Avenue, Suite 1850
Austin, Texas 78701
Re:       Registration Statement on Form S-3
Ladies and Gentlemen:
     As counsel to Introgen Therapeutics, Inc., a Delaware corporation (the “Company”), we have examined the registration statement on Form S-3 and the prospectus contained therein to be filed by the Company with the Securities and Exchange Commission on or about the date hereof (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of up to 4,341,569 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). We understand that the Shares are to be offered for sale by the selling stockholders named in the Registration Statement and that such sales may be made from time to time on any stock exchange, market or trading facility on which the Common Stock is traded or in private transactions, in each case in the manner described in the Registration Statement.
     We have also examined such instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures, (ii) the conformity to the originals of all documents submitted to us as copies and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.
     Based on and subject to the foregoing, we are of the opinion that:
     The Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable.
     We express no opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

Introgen Therapeutics, Inc.
November 14, 2005

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.
Sincerely,
/s/Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation